                                                                EXHIBIT 10.27(2)



                            CROP HAIL QUOTA SHARE
                            REINSURANCE CONTRACT

                                   issued to

                        PAFCO GENERAL INSURANCE COMPANY
                             Indianapolis, Indiana
                   (hereinafter referred to as the "Company")

                                       by

                             IGF INSURANCE COMPANY
                                Des Moines, Iowa
                  (hereinafter referred to as the "Reinsurer")



ARTICLE I - CLASSES OF BUSINESS REINSURED

A. By this Contract the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept 100% quota share reinsurance of the Company's gross liability under policies, contracts and binders of insurance (hereinafter called "policies") issued or renewed on or after the effective date hereof and classified by the Company as Crop Hail (including additional coverages and perils written in conjunction therewith) produced for the Company by the Reinsurer.

B. The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.

ARTICLE II - COMMENCEMENT AND TERMINATION

A. This Contract shall become effective on February 1, 1990 with respect to losses occurring on or after that date, and shall continue in force thereafter until terminated.

B. Either party may terminate this Contract at any December 31 by giving the other party not less than 45 days prior notice by certified mail, it being understood that if the General Agency Agreement, effective February 1, 1990, between the Company and the Reinsurer is terminated for any reason, this Contract shall expire automatically on the same date.

C. Unless otherwise mutually agreed, reinsurance hereunder on business in force on the effective date of termination or expiration shall remain in full force and effect until expiration, or the next renewal or premium anniversary date of such business, whichever first occurs.

ARTICLE III - ASSIGNMENTS AND ASSESSMENTS

A. The provisions of this Contract shall apply to a proportion of any assessments made against the Company pursuant to those laws and regulations creating obligatory funds (including insurance guaranty and insolvency funds), pools, joint underwriting associations, FAIR plans and similar plans, said proportion to be the proportion of the Company's total premiums causing the assessment which were or are subject to this Contract.

B. In the event this Contract is terminated, the provisions of this Article shall continue to apply for as long as the Company is required to accept assignments and/or assessments because of the business reinsured hereunder.

ARTICLE IV - ORIGINAL CONDITIONS

A. All reinsurance under this Contract shall be subject to the same rates, terms, conditions and waivers, and to the same modifications and alterations as the respective policies of the Company. The Reinsurer shall be credited with its exact proportion of the original premiums written by the Company, whether collectible or not, prior to disbursement of any dividends, but after deduction of premiums, if any, ceded by the Company for inuring reinsurance.

B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE V - COMMISSION

The Reinsurer shall allow the Company a commission on gross premiums ceded (i.e., original premiums written less only cancellations and return premiums) equal to the ceding commission rate under retrocession agreements pertaining to the business assumed by the Reinsurer hereunder.

ARTICLE VI - LOSSES, LOSS ADJUSTMENT EXPENSES AND SALVAGE

A. All loss settlements shall be made by the Reinsurer on behalf of the Company, and the Reinsurer shall pay or allow, as the case may be, 100% of such loss settlements.

B. The Reinsurer shall also bear 100% of all loss adjustment expenses incurred on behalf of the Company in the investigation, adjustment, appraisal or defense of claims under policies subject to this Contract, and shall receive its proportionate share of any recoveries of such expense.

C. The Reinsurer shall be credited with 100% of any salvage (i.e., reimbursement obtained or recovery made by or on behalf of the Company) on account of claims and settlements involving reinsurance hereunder.

ARTICLE VII - REPORTS

A. Monthly during each crop season, the Reinsurer shall prepare and forward a report to the Company setting forth gross premiums assumed, losses and loss adjustment expenses paid, and the reserves for outstanding losses and loss adjustment expenses as of the date of the report.

B. As soon as possible after December 15 of each year, the Reinsurer shall prepare and forward a report to the Company setting forth:

     1.   Earned premiums assumed for the then current crop season;

     2.   Commission thereon;

     3. Losses and loss adjustment expenses paid (net of inuring reinsurance recoveries, if any) for the then current crop season; and

     4. The reserves for outstanding losses and loss adjustment expenses for the then current crop season as of the date of the report.

ARTICLE VIII - ACCESS TO RECORDS

The Reinsurer, by its duly appointed representatives, shall have the right at any reasonable time to examine all papers in the possession of the Company or the General Agent referring to business effected hereunder.

ARTICLE IX - ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission will be rectified as soon as possible after discovery.

ARTICLE X - INSOLVENCY

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

ARTICLE XI - ARBITRATION

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the, Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

D. Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized representatives at:


Indianapolis, Indiana, this 26th day of September, 1990.


                                        /s/ Douglas Symons
                                        ------------------------------------
                                        PAFCO GENERAL INSURANCE COMPANY

Des Moines, Iowa this 10th day of September, 1990.


                                        /s/ William L. McDonald, Pres
                                        ------------------------------------
                                        IGF INSURANCE COMPANY

                        CROP INSURANCE SERVICE AGREEMENT
                          Entered into by and between
                        Pafco General Insurance Company
                   (hereinafter referred to as the "Company")
                                      and
                             IGF Insurance Company
                (hereinafter referred to as the "General Agent")

ARTICLE I - AUTHORITY OF GENERAL AGENT

A. The Company hereby appoints the General Agent to supervise and conduct the writing of Crop Hail and/or Multi-Peril Crop Insurance and assumed reinsurance (including additional coverages and perils written in conjunction therewith) in the states listed in EXHIBIT "A" hereby attached and becoming part of this Agreement.
B. The Company hereby grants to the General Agent any and all authority as may be required for the General Agent to properly supervise and conduct the writing of the aforesaid business, including (but not by way of limitation) the authority to accept and decline risks, to appoint agents, to remove agents appointed by him previously, to collect premiums, and to adjust, compromise and pay losses.
C. The General Agent hereby accepts such appointment, power and authority, and agrees to carry out his resulting duties to the best of his ability, knowledge, skill and judgement.

ARTICLE II - REINSURANCE
The Company requires the General Agent and the General Agent agrees to arrange, on behalf of the Company, reinsurance for 100% of the Company's liability on Insurance business produced by General Agent and assumed reinsurance business produced by the General Agent pursuant to the authority granted herein. Such reinsurance shall be arranged with a reinsurer or reinsurers approved by the Company. The General Agent is authorized and agrees to provide, on behalf of the Company, all reports required under such reinsurance, to remit on behalf of the Company all premiums due reinsurers thereunder, to receive, on behalf of the Company, all losses recoverable thereunder, and to issue or receive, on behalf of the Company, notice of termination thereof.


ARTICLE III - EXPENSES
The General Agent agrees to pay and/or reimburse the Company for all expenses related to supervising and conducting the writing of business pursuant to this Agreement. Such expenses shall include, but shall not be limited to, agent licenses, local agent commissions, agency supplies (such as applications forms, policy blanks, daily reports, adjuster supplies and loss drafts), advertising, premium taxes, local board and association fees, state policy filings fees, and other fees pursuant to those laws and regulations creating obligatory funds, pools, joint underwriting association, FAIR plans and similar plans, and reinsurance facilities designed to provide insurance on risks upon which coverage cannot be obtained through the normal insurance market.

ARTICLE IV - COMMISSION
The Company agrees to allow the General Agent a commission on gross premiums written hereunder (i.e., original premiums less only cancellations and returns) equal to and in effect offset by the ceding commission allowed the Company under the reinsurance arranged by the General Agent pursuant to Article II hereof.

ARTICLE V - ISSUING FEE
As an annual issuing fee under this Agreement the General Agent shall pay to the Company the greater of the following 1. amount equal to 2% of the gross premiums written or 2. $30,000.00 which ever amount is greater.

ARTICLE VI - REPORTS AND REMITTANCES
A. Monthly, the General Agent shall prepare and submit to the Company a bordereau report showing premiums written, cancellations and return premiums, reinsurance premiums, losses and loss adjustment expenses paid, and an estimate of outstanding losses and loss adjustment expenses.
B. The General Agent agrees to reimburse the Company for all premium taxes paid on business written hereunder as promptly as possible following receipt by the General Agent of notification of the amount paid by the Company.
C. As promptly as possible after December 15 of each year, or as soon thereafter as can be determined, the General Agent shall prepare and forward the Company a summary account showing all debits and credits in respect of business written hereunder during the year. The amount shown by such summary account to be due the Company shall be remitted by the General Agent with such report. D. The General Agent shall be liable to the Company for any and all premiums on business written for account of the Company hereunder, regardless of whether such premiums or any of them have been collected by the General Agent. It is agreed, however, that all premiums received by the General Agent (less ceding commission allowed under reinsurance effected by the General Agent in accordance with Article II hereof) on business written hereunder shall be deposited by the General Agent in a special account in a bank approved by the Company. The General Agent shall have the authority to draw checks against said bank account, but only for one or more of the following purposes:
1. Payment of losses and loss adjustment expenses on business written pursuant to this Agreement;
2. Payment of the net balance due reinsurers for reinsurance effected in accordance with Article II hereof;
3. Payment of any final balance due the General Agent or the Company.

ARTICLE VII - ACCESS TO RECORDS
The Company, by its duly appointed representatives, shall have the right at any reasonable time to examine all papers in the possession of the General Agent referring to business effected hereunder.

ARTICLE VIII - ARBITRATION
A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the General Agent, and an Umpire shall be chosen by the two Arbiters before they enter arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's of London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration.
If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.
B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Agreement as a honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgement upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.
C. Each part shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, and above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.
D. Any arbitration proceedings shall take place at a location mutually agreed upon by both parties to this Agreement, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.


ARTICLE IX - COMMENCEMENT AND TERMINATION
A. This Agreement shall become effective February 1, 1990, and shall remain in force until terminated at any time by mutual consent of the parties hereto or cancelled as of December 31 of any calendar year by either party hereto sending to the other, by certified mail, not less than 30 days prior notice of its desire to effect such cancellation. If cancelled under this Paragraph the General Agent will be required to service the Policies which are presently in force and that were issued through the General Agent while the Agreement was in force. The General Agent's authority will be limited to these Policies. The Company will continue its fronting agreement on these Policies for the remainder of the crop year.
B. In the event of fraud or breach of any of its conditions or provisions on the part of the General Agent, this Agreement may be cancelled by the Company at any time thereafter by written notice effective immediately, and should be General Agent be in any way indebted to the Company at such time, for premium or any other obligations, such debt or debts shall immediately become due and payable.
C. In the event of termination of this Agreement, and provided the General (and/or the local agents appointed by him under authority of this Agreement) has in accordance with the terms of this Agreement, accounted for and paid to the Company all premiums and other monies due and owing the securities held for on behalf of the Company, the records of the General Agent and of the local agents, together with the use and control of expirations, shall remain the property of the General Agent and the local agents, as their interest may appear, and be left in their undisputed possession if there has not been such accounting and payment by the General Agent (and/or local agent appointed by him under the authority of this agreement), all such records and the right, use and control of the expirations shall vest in the Company.
D. This Agreement shall be immediately terminated in the event the general Agent becomes insolvent or makes any assignment for the benefit of creditors and, in such an event, the right of the Company to use and profit of the agent plant shall be conceded and held inviolate, it being further understood that should the

Company, at its option, effect the collection of monies from agents, policyholders or others from whom monies may be due on account of the Company's policies issued through the General Agent, the Company shall give the General Agent credit for such sums in their mutual account.


ARTICLE X -
General Agent warrants that it now has and shall maintain throughout the term of this Agreement an Insurance License of the type and nature required for the authority granted herein in the state of General Agent's domicile and for any other state(s) wherein Company authorizes General Agent to write business. General Agent also warrants that it will abide by all rules and regulations for MPCI and Crop Hail business as required by the insurance department of the state in which the business is written. In the event that the aforesaid license(s) expires or is cancelled for any reason, or the General Agent is found to be out of compliance with state requirements, this Agreement shall terminate automatically as respects the state having issued such license(s).

ARTICLE XI
General Agent may not assign, transfer, pledge, or sell this agreement.
General Agent's non-compliance with this clause, shall automatically terminate this Agreement and all authority granted herein.
Inasmuch as the Company relies upon the integrity and judgement of the present management and ownership of General Agent, should there be a change in the General Agent's management, or should there be a change in a minority or majority of the ownership of the General Agent; said General Agent warrants he will give Company written notice of such change at least sixty (60) days prior to the effective date of any such change. General Agent's failure to render such written notice shall terminate any and all authority extended to General Agent by virtue of this Agreement.


ARTICLE XII -
A. General Agent does hereby hold the Company harmless of and from any and all wrongful acts or conduct by its representatives, employees, and/or subagents as respects improper licensing, failure to properly remit premium or any other acts that would incur a financial obligation to the Company as a result of such acts or omissions by said representatives, employees, and/or subagents, including but not limited to all costs, expenses and attorneys fees incurred by said Company as a result thereof.
B. General Agent is hereby required to have a current Errors and Omissions policy in force during the term of this Agreement. IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Agreement as of the dated undermentioned at:


Indianapolis, Indiana, this 26th day of September, 1990.


                                        /s/ Douglas Symons
                                        ------------------------------------
                                        PAFCO GENERAL INSURANCE COMPANY

Des Moines, Iowa this 10th day of September, 1990.


                                        /s/ William L. McDonald, Pres
                                        ------------------------------------
                                        IGF INSURANCE COMPANY